Exhibit 99

For Immediate Release

June 26, 2026

PCS Edventures! Announces Results

For Fiscal Year 2026

Meridian, Idaho, June 26, 2026 — PCS Edventures!, Inc. (“PCSV”), a leading provider of TK-12 Science, Technology, Engineering and Mathematics (“STEM”) education programs, today announced results of operations for its fiscal year ended March 31, 2026.

Full Year 2026 Overview:

●	Revenue decreased 14.4% to $6.3 million compared to the prior year.
●	Gross margin of 60.5% in FY 2026.
●	Net income before income tax provision decreased 74.6% to $321,455 versus last year.
●	Cash on hand at the end of FY 2026 was $2.7 million. The Company has no debt.
●	Shares outstanding decreased 4.66% to 9,707,960 shares, as 481,561 shares were repurchased during FY 2026.

Mike Bledsoe, President, commented, “Our market during fiscal year 2026 was again challenging due to uncertainties about funding amounts and funding processes. This uncertainty is fading, and we believe there are much better times ahead for our Company. We have several reasons to be optimistic when looking forward. During fiscal year 2026, the Company brought a new COO and new Director of Sales on board. These individuals are very high quality and will undoubtedly add tremendous value to the Company during their tenure. Additionally, the Company introduced its next generation drone program, called Drone Pathways, which is gaining traction and should contribute significantly to future revenue. Furthermore, we are preparing to fulfill a $1.5 million order in the second half of this calendar year - an order we won through a Request for Proposal (“RFP”) process. Finally, we recently partnered with a service provider to respond to, and ultimately win, another RFP. While the amount of this contract is relatively small, it proves the concept that a partnership between our Company, which offers products and curriculum, and a complimentary education company capable of providing the physical services requested, can be competitive in the marketplace.”

Todd Hackett, CEO, stated, “In additional to the operational investments that Mike has described, we have also made significant investments in shareholder-friendly initiatives during FY 2026. In April of 2025, we announced that the Board had approved a share buyback program of up to 833,334 shares. During FY 2026, we purchased 481,561 shares under this authorization. In June of 2025, we uplisted to the OTCQB, enhancing visibility of our common stock. In September of 2025, we held our first annual shareholders meeting in nine (9) years, re-establishing a process for shareholders to interact with Company management and vote on important corporate matters. In March of 2026, we filed a Definitive 14C to conduct a one (1) for 12 reverse stock split, which become effective on May 4, 2026. As our operations improve, the Board will contemplate implementing additional shareholder-friendly initiatives.”

For more information about PCS Edventures!, Inc., visit our website.

Company financial information and reports can be found at https://www.sec.gov

About PCS Edventures!, Inc.

PCS Edventures!, Inc. (“OTCPK: PCSV”) is a Meridian, Idaho, company that designs and delivers technology-rich products and services for the TK-12 market that develop 21st-century skills. PCS programs emphasize experiential learning in Science, Technology, Engineering, and Math (“STEM”). https://edventures.com/.

Forward-Looking Statements.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Press Release. This Press Release should be considered in light of the disclosures contained in the filings of PCS and its “forward-looking statements” in such filings that are contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at https://www.sec.gov.

Contact.

Investor Contact: Michael Bledsoe 1.800.429.3110, mikeb@edventures.com

Investor Relations Web Site: https://investors.edventures.com/

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